Exhibit 99.(12)(a)

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-32704 on Form N-4 of our report dated March 12, 2025, relating to the financial statements and financial highlights for each of the variable accounts of Pacific Select Variable Annuity of Pacific Life Insurance Company for the year ended December 31, 2024, incorporated by reference in the Statement of Additional Information, which is incorporated by reference in such Registration Statement and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is incorporated by reference in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
October 9, 2025

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 033-32704 on Form N-4 of our report dated March 17, 2025 related to the statutory-basis financial statements of Pacific Life Insurance Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is incorporated by reference in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

October 9, 2025